UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Rush Enterprises, Inc. (the “Company”) was held on May 17, 2016. At the Annual Meeting, the Company’s shareholders voted on each of the below proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2016. The final voting results of the 2016 Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The Company’s shareholders elected W.M. “Rusty” Rush, W. Marvin Rush, Thomas A. Akin, James C. Underwood, Raymond J. Chess, William H. Cary and Dr. Kennon H. Guglielmo as directors to hold office until the Company’s 2017 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. M. “Rusty” Rush	8,881,449	115,552	1,772,704
W. Marvin Rush	8,883,208	113,793	1,772,704
Thomas A. Akin	8,858,687	138,313	1,772,704
James C. Underwood	8,858,982	138,018	1,772,704
Raymond J. Chess	8,808,920	188,081	1,772,704
William H. Cary	8,876,299	120,702	1,772,704
Dr. Kennon H. Guglielmo	8,889,176	107,825	1,772,704

Proposal 2 – Approval of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan. The Company’s shareholders approved the proposal to approve the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder by 500,000 shares and to make certain other changes. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,923,594	72,121	1,286	1,772,704

Proposal 3 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
10,764,320	2,983	2,401

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: May 20, 2016	By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and Corporate Secretary